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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" included in the Proxy Statement of GaSonics International Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Novellus Systems, Inc. for the registration of 9,750,589 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 2000, with respect to the consolidated financial statements and schedule of Novellus Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.





San Jose, California                        /s/ Ernst & Young LLP
November 17, 2000                           ------------------------------------